UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 24, 2008

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-16531 (COMMISSION FILE NUMBER)	06-159-7083 (I.R.S. EMPLOYER IDENTIFICATION NO.)
299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth under Item 5.02 below is incorporated into this Item 1.02 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 24, 2008, General Maritime Corporation (the “Company” or “Historic General Maritime”) and New General Maritime (as defined below) entered into a new letter agreement (the “Letter Agreement”) with Peter C. Georgiopoulos, currently the Chairman, President and Chief Executive Officer of the Company. The Letter Agreement is attached hereto as Exhibit 10.1. Pursuant to its terms, the Letter Agreement will be effective as of the date on which the effective time of the Proposed Transaction (as defined below) occurs (the “Effective Date”), and contingent upon and subject to the consummation of the Proposed Transaction. As previously announced, the Company has entered into an Agreement and Plan of Merger and Amalgamation, dated as of August 5, 2008 (the “Merger Agreement”), with Arlington Tankers Ltd. (“Arlington”), Galileo Holding Corporation (“Galileo Holding”), Archer Amalgamation Limited and Galileo Merger Corporation, pursuant to which, among other things, and subject to the terms and conditions thereof, Galileo Merger Corporation will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Galileo Holding, Archer Amalgamation Limited will merge with and into Arlington, with Arlington continuing as the surviving corporation and a wholly-owned subsidiary of Galileo Holding, and Galileo Holding will be renamed “General Maritime Corporation” (which we refer to as “New General Maritime”). We refer to the transactions contemplated by the Merger Agreement, collectively, as the “Proposed Transaction.”
     Pursuant to the Letter Agreement, contingent upon and subject to the consummation of the Proposed Transaction and the occurrence of the Effective Date:
•	The employment letter agreement, dated April 5, 2005, between the Company and Peter Georgiopoulos (the “Previous Agreement”) will terminate upon the Effective Date.

•	Peter Georgiopoulos will serve as Chairman of the Board of Directors of New General Maritime (the “New General Maritime Board”) for three years following the Effective Date, or earlier if he is not nominated to such position or if New General Maritime’s shareholders decline to re-elect him to, or remove him from, the New General Maritime Board (such period, the “Term”).

•	New General Maritime will make the following payments to Mr. Georgiopoulos, in lieu of any further obligations of Historic General Maritime or New General Maritime to him under Sections 3 and 5 of the Previous Agreement:
•	(1) a payment of $22,000,000 in cash on July 1, 2009;

•	(2) a payment of $8,000,000 in cash on January 2, 2009, which payment will be in lieu of any annual bonus for 2008 pursuant to Section 3(b) of the Previous Agreement; and

•	(3) a payment equal to the sum of (i) the amount of any expenses incurred through the Effective Date required to be reimbursed under Section 3(d) of the Previous Agreement, plus (ii) the amount, after any required tax withholding, of Mr Georgiopoulos’ accrued but unpaid base salary through the Effective Date, as provided in Section 3(a) of the Previous Agreement.
•	Mr. Georgiopoulos will be entitled to any other payments, entitlements and benefits, if any, in accordance with applicable plans, programs, arrangements of, or any agreement, including the Previous Agreement, with, Historic General Maritime or any other member of the “GenMar Group” (which includes New General Maritime and each of its subsidiaries and affiliates from time to time).

•	The aggregate amount of the outstanding loan made by Historic General Maritime to Mr. Georgiopoulos will become due and payable as of the Effective Date.

•	Each of the existing restricted stock grant agreements (collectively, the “Grant Agreements”) between Mr. Georgiopoulos and Historic General Maritime will be amended to delete Section 16 (“Excise Tax”) thereof in its entirety, with each such amendment to be effective as of the Effective Date.

•	For his service as Chairman, Mr. Georgiopoulos will be eligible to receive the annual fee paid to the other non-employee members of the New General Maritime Board, as well as a Chairman’s fee of $30,000 per year, and additional payments (whether cash, stock awards, option grants, or otherwise) in the discretion of the New General Maritime Board or an appropriate committee thereof. During the Term, to the extent permitted by the applicable insurance company, Mr. Georgiopoulos will be eligible to participate in New General Maritime’s health care benefits at the same contribution level as active executives of New General Maritime. New General Maritime will also reimburse Mr. Georgiopoulos for (i) the reasonable and necessary out-of-pocket business expenses he incurs during the Term in the performance of his duties and responsibilities for the members of the GenMar Group, (ii) the legal and other advisor fees he incurred relating to the negotiation and drafting of the Letter Agreement, up to a maximum of $20,000, and (iii) the fee he paid in connection with his filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Proposed Transaction.

•	In the event that any payment or benefit (including restricted stock) from New General Maritime or its subsidiaries or affiliates would cause Mr. Georgiopoulos to owe excise tax under Section 280G of the Internal Revenue Code of 1986, as amended, such payments and benefits will be reduced so that they do not exceed the greater of (i) the maximum amount that would be payable to Mr. Georgiopoulos without the imposition of any excise tax with respect to such payments and benefits and (ii) the amount that yields Mr. Georgiopoulos the greatest after-tax amount of such payments or benefits after taking into account any excise tax imposed on him, whether due to such payments or benefits or otherwise. In addition, the obligations of General Maritime to reimburse Mr. Georgiopoulos on a “grossed-up” basis for any excise tax in connection with a change of control of General Maritime pursuant to the Previous Agreement will terminate.

•	The Registration Rights Agreement (the “Existing Registration Rights Agreement”), dated as of June 12, 2001, between Mr. Georgiopoulos and Historic General Maritime will terminate, and Mr. Georgiopoulos and New General Maritime will enter into a new registration rights agreement, in each case effective as of the Effective Date.

•	During his service as a director of New General Maritime and for one year thereafter, Mr. Georgiopoulos generally will not directly or indirectly solicit any employee of the GenMar Group to leave the employ of the GenMar Group to be employed by Mr. Georgiopoulos or any of his affiliates.

•	During his service as a director of New General Maritime and for one year thereafter, Mr. Georgiopoulos generally will not engage in any competitive activity (as defined in the Letter Agreement) with respect to New General Maritime. If there is a change of control of New General Maritime, or a termination of Mr. Georgiopoulos’ services under the Letter Agreement prior to its expiration date because he is not nominated to serve as Chairman or re-elected to the New General Maritime Board, other than for cause, the foregoing provision will not be effective.

•	New General Maritime and the other members of the GenMar Group will indemnify and hold harmless Mr. Georgiopoulos against any and all costs, expenses, liabilities and losses incurred or suffered by him in connection with any legal proceeding in which he becomes involved by reason of the fact that he is or was a director, officer, employee, consultant or agent of New General Maritime (or any predecessor entity), or is or was serving at the request of, or on behalf of, New General Maritime or any other member of the GenMar Group (or any of their respective predecessor entities) as a director, officer, member, employee, consultant or agent of another entity. New General Maritime will also reimburse Mr. Georgiopoulos for the costs and expenses he incurs in connection with any such legal proceeding.

•	New General Maritime will cover Mr. Georgiopoulos under directors’ and officers’ liability insurance at a level, if any, and on terms and conditions, no less favorable to him than the coverage(s) it provides other non-employee directors until such time as suits against him are no longer permitted by law.

•	If the Proposed Transaction has not been consummated by March 31, 2009 or the Merger Agreement is terminated in accordance with its terms, the Letter Agreement will be of no force or effect, and the Previous Agreement, as well as the Existing Registration Rights Agreement and the existing Grant Agreements, will continue in full force and effect in accordance with their terms. If the Effective Date occurs, or is anticipated to occur, after December 31, 2008, the parties will negotiate in good faith to adjust the arrangements contemplated under clauses (1) and (2) under the third bullet point above as appropriate to provide for compliance with or exemption from Section 409A of the Code with respect to an Effective Date after December 31, 2008.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the important factors that, in the Company’s and Arlington’s view, could cause actual results to differ materially from the forward looking statements contained in this document are the following: the ability to obtain the approval of the Proposed Transaction by the Company’s and Arlington’s shareholders; the ability to satisfy conditions to the Proposed Transaction on the proposed terms and timeframe; and other factors listed from time to time in the Company’s or Arlington’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Company’s subsequent reports on Form 10-Q and Form 8-K, and Arlington’s Annual Report on Form 10-K, as amended on October 10, 2008, for the year ended December 31, 2007, and Arlington’s subsequent reports on Form 10-Q, Form 10-Q/A, and Form 8-K. The Company and Arlington disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Important Additional Information About This Transaction Will Be Filed With The SEC
     In connection with the proposed transaction, Galileo Holding has filed a Registration Statement on Form S-4 with the SEC on August 28, 2008, as amended on October 3, 2008 and October 23, 2008, which includes a preliminary Joint Proxy Statement/Prospectus. The Company and Arlington will mail to their respective shareholders the definitive Joint Proxy Statement/Prospectus in connection with the proposed transaction. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus regarding the proposed transaction carefully because it contains important information about the Company, Arlington, the proposed transaction and related matters. You may obtain a free copy of the Joint Proxy Statement/Prospectus and other related documents filed by the Company, Arlington and Galileo Holding with the SEC at the SEC’s website at www.sec.gov. The Joint Proxy Statement/Prospectus and the other documents may also be obtained for free by accessing the Company’s website at www.generalmaritimecorp.com or by accessing Arlington’s website at www.arlingtontankers.com.
     The Company and Arlington, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Arlington’s directors and executive officer is contained in Arlington’s Annual Report on Form 10-K, as amended on October 10, 2008, for the fiscal year ended December 31, 2007 and its proxy statement dated April 23, 2008, which are filed with the SEC. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 11, 2008, which are filed with the SEC. In addition, as described under Item 1.01 above, Peter Georgiopoulos will receive benefits from the Company in connection with the executive transition discussed in the Joint Proxy Statement/Prospectus, and the Company is discussing with Edward Terino, currently the Chief Executive Officer, President, and Chief Financial Officer of Arlington, a consulting arrangement for assistance in the post-closing transition period. Upon the consummation of the Proposed Transaction, Mr. Terino will be entitled to receive a lump sum cash payment of $1,250,000. A more complete description of any such arrangements is available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Letter Agreement, dated October 24, 2008, among General Maritime Corporation (to be renamed), Galileo Holding Corporation (to be renamed General Maritime Corporation), and Peter C. Georgiopoulos.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION (Registrant)
By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Chief Administrative Officer

Date: October 27, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated October 24, 2008, among General Maritime Corporation (to be renamed), Galileo Holding Corporation (to be renamed General Maritime Corporation), and Peter C. Georgiopoulos.